AppFolio, Inc. Announces First Quarter 2025 Financial Results
Strong New Business in the First Quarter and Investment to Accelerate the Resident Experience

SANTA BARBARA, Calif., April 24, 2025 -- AppFolio, Inc. (NASDAQ: APPF) ("AppFolio" or the "Company"), a technology leader powering the future of the real estate industry, today announced its financial results for the first quarter ended March 31, 2025.

“AppFolio’s first quarter results underscore that our ongoing commitment to delivering industry-leading innovation and exceptional service is driving new customer adoption of our products and services,” said Shane Trigg, President and CEO, AppFolio. “By connecting our acquisition of LiveEasy with new industry leading partners, such as Zillow and Second Nature, all enabled through FolioSpace, we have accelerated our resident strategy creating value for our customers. We are well positioned to win for all stakeholders as the platform powering the future of the real estate industry.”

Financial Highlights for First Quarter of 2025
•Revenue grew 16% year-over-year to $218 million.
•Total units under management grew 6% year-over-year to 8.8 million.
•GAAP operating income was $34 million, or 15.5% of revenue, compared to operating income of $34 million, or 18.2% of revenue in Q1 2024.
•Non-GAAP operating income was $53 million, or 24.3% of revenue, compared to an operating income of $48 million, or 25.7% of revenue, in Q1 2024.
•Net cash provided by operating activities was $38 million, or 17.7% of revenue, compared to $43 million, or 22.9% of revenue, in Q1 2024.

Financial Outlook
Based on information available as of April 24, 2025, AppFolio's outlook for fiscal year 2025 follows:
•Full year revenue is expected to be in the range of $920 million to $940 million.
•Full year non-GAAP operating margin as a percentage of revenue is expected to be in the range of 24.5% to 26.5%.
•Diluted weighted average shares outstanding are expected to be approximately 37 million for the full year.

Stock Repurchase Program
On April 23, 2025, AppFolio's Board of Directors (the "Board") authorized a $300.0 million share repurchase program (the "2025 Stock Repurchase Program") relating to the Company's outstanding shares of Class A common stock. Under the 2025 Stock Repurchase Program, the Company is authorized to repurchase shares of its Class A common stock from time to time in open market purchases or privately negotiated transactions. The 2025 Stock Repurchase Program does not obligate the Company to repurchase any minimum dollar amount or number of shares, has no expiration date, and can be modified, suspended or terminated at any time and for any reason. The timing and actual number of shares repurchased will depend on a variety of factors, including price, corporate and legal requirements, market conditions and other factors. The 2025 Stock Repurchase Program replaces the Company’s previously reported $100 million stock repurchase program, which has been substantially exhausted.
Conference Call Information
As previously announced, the Company will host a conference call today, April 24, 2025, at 2:00 p.m. Pacific Time (PT), 5:00 p.m. Eastern Time (ET), to discuss the Company’s first quarter financial results. A live webcast of the call will be available at: https://edge.media-server.com/mmc/p/994jmsnj. To access the call by phone, please go to the following link: https://register-conf.media-server.com/register/BIec9db96ea67145e5b35acbb6ce94b6ad, and you will be provided with dial in details. A replay of the webcast will also be available for a limited time on AppFolio’s Investor Relations website at https://ir.appfolioinc.com/news-events/events.

The Company also provides announcements regarding its financial results and other matters, including SEC filings, investor events, and press releases, on its Investor Relations website at https://ir.appfolioinc.com/, as a means of disclosing material nonpublic information and for complying with AppFolio's disclosure obligations under Regulation FD.

About AppFolio
AppFolio is a technology leader powering the future of the real estate industry. Our innovative platform and trusted partnership enable our customers to connect communities, increase operational efficiency, and grow their business. For more information about AppFolio, visit ir.appfolioinc.com.

Investor Relations Contact:
Lori Barker
ir@appfolio.com

Use of Non-GAAP Financial Measures
Reconciliations of current and historical non-GAAP financial measures to AppFolio’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables entitled “Statement Regarding the Use of Non-GAAP Financial Measures.”

AppFolio is unable, at this time, to provide GAAP equivalent guidance measures on a forward-looking basis for non-GAAP operating margin because certain items that impact this measure are uncertain, out of our control, or cannot be reasonably predicted, such as charges related to stock-based compensation expense. The effect of these excluded items may be significant.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements are subject to considerable risks and uncertainties. Forward-looking statements include all statements that are not statements of historical fact contained in this press release, and can be identified by words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “future’” “predicts, “projects,” “target,” “seeks,” “contemplates,” “should,” “will,” “would” or similar expressions and the negatives of those expressions. In particular, forward-looking statements contained in this press release relate to future operating results and financial position, including the Company's fiscal year 2025 financial outlook, anticipated future expenses and investments, the Company's business opportunities, the impact of the Company's strategic actions and initiatives, the effect of the Company's 2025 Share Repurchase Program, the potential benefits and effect of the Company's resident experience related services, including FolioSpace, and their impact on the Company’s plans, objectives, expectations and capabilities.

Forward-looking statements represent AppFolio's current beliefs and expectations based on information currently available and speak only as of the date the statement is made. Forward-looking statements are subject to numerous known and unknown risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. The risks, uncertainties and other factors that may cause the Company's actual results, performance or achievements to materially differ from those expressed or implied by these forward-looking statements include those risks, uncertainties and other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, which was filed with the SEC on February 6, 2025, as such risk factors may be updated from time to time in our subsequent filings with the SEC, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s most recently filed Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as well as in the Company's other filings with the SEC. You should read this press release with the understanding that the Company's actual future results may be materially different from the results expressed or implied by these forward-looking statements.

The Company undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands)

	March 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$56,933	$42,504
Investment securities—current	153,881	235,745
Accounts receivable, net	27,462	24,346
Prepaid expenses and other current assets	33,738	32,807
Total current assets	272,014	335,402
Property and equipment, net	23,413	24,483
Operating lease right-of-use assets	16,971	17,472
Capitalized software development costs, net	13,649	15,429
Goodwill	96,410	96,410
Intangible assets, net	46,500	49,057
Deferred income taxes	82,451	76,910
Other long-term assets	13,325	11,515
Total assets	$564,733	$626,678
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,934	$2,378
Accrued employee expenses	21,775	30,157
Accrued expenses	15,724	14,658
Other current liabilities	16,173	16,087
Total current liabilities	58,606	63,280
Operating lease liabilities	36,328	37,476
Other liabilities	7,680	6,632
Total liabilities	102,614	107,388
Stockholders’ equity	462,119	519,290
Total liabilities and stockholders’ equity	$564,733	$626,678

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2025	2024
Revenue(1)	$217,702	$187,430
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)(2)	79,498	64,646
Sales and marketing(2)	31,057	24,455
Research and product development(2)	43,758	37,895
General and administrative(2)	23,351	21,132
Depreciation and amortization	6,255	5,212
Total costs and operating expenses	183,919	153,340
Income from operations	33,783	34,090
Other income, net	56	—
Interest income, net	2,953	2,992
Income before provision for income taxes	36,792	37,082
Provision (benefit from) for income taxes	5,409	(1,581)
Net income	$31,383	$38,663
Net income per common share:
Basic	$0.86	$1.07
Diluted	$0.86	$1.05
Weighted average common shares outstanding
Basic	36,302	36,087
Diluted	36,648	36,674
(1) The following table presents our revenue categories:

	Three Months Ended March 31,
	2025	2024
Core solutions	$49,513	$42,920
Value Added Services	164,706	142,331
Other	3,483	2,179
Total revenue	$217,702	$187,430

(2) Includes stock-based compensation expense as follows:

	Three Months Ended March 31,
	2025	2024
Costs and operating expenses:
Cost of revenue (exclusive of depreciation and amortization)	$1,287	$960
Sales and marketing	2,848	1,510
Research and product development	6,931	5,682
General and administrative	5,305	5,322
Total stock-based compensation expense	$16,371	$13,474

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)
	Three Months Ended March 31,
	2025	2024
Cash from operating activities
Net income	$31,383	$38,663
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,255	5,211
Amortization of operating lease right-of-use assets	501	523
Amortization of costs capitalized to obtain revenue contracts, net	2,720	2,500
Deferred income taxes	(5,541)	—
Stock-based compensation, including as amortized	16,371	13,474
Other	(917)	(1,824)
Changes in operating assets and liabilities:
Accounts receivable	(3,116)	(5,470)
Prepaid expenses and other assets	(5,460)	6,349
Accounts payable	2,546	733
Operating lease liabilities	(1,051)	(475)
Accrued expenses and other liabilities	(5,226)	(16,730)
Net cash provided by operating activities	38,465	42,954
Cash from investing activities
Purchases of available-for-sale investments	(62,302)	(57,162)
Proceeds from sales of available-for-sale investments	102,718	—
Proceeds from maturities of available-for-sale investments	42,150	36,670
Purchases of property and equipment	(230)	(1,420)
Capitalization of software development costs	(636)	(1,125)
Cash paid in business acquisition, net of cash acquired	(906)	—
Net cash used in investing activities	80,794	(23,037)
Cash from financing activities
Proceeds from stock option exercises	11	3,874
Tax withholding for net share settlement	(9,078)	(14,086)
Purchase of common stock	(95,763)	—
Net cash used in financing activities	(104,830)	(10,212)
Net decrease in cash, cash equivalents and restricted cash	14,429	9,705
Cash, cash equivalents and restricted cash
Beginning of period	42,754	49,759
End of period	$57,183	$59,464

RECONCILIATION FROM GAAP TO NON-GAAP RESULTS
(UNAUDITED)
(in thousands, except per share data)

	Three Months Ended March 31,
	2025	2024
Costs and operating expenses:
GAAP cost of revenue (exclusive of depreciation and amortization)	$79,498	$64,646
Stock-based compensation expense	(1,287)	(960)
Non-GAAP cost of revenue (exclusive of depreciation and amortization)	$78,211	$63,686
GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	37%	34%
Non-GAAP cost of revenue (exclusive of depreciation and amortization) as a percentage of revenue	36%	34%

GAAP sales and marketing	$31,057	$24,455
Stock-based compensation expense	(2,848)	(1,510)
Non-GAAP sales and marketing	$28,209	$22,945
GAAP sales and marketing as a percentage of revenue	14%	13%
Non-GAAP sales and marketing as a percentage of revenue	13%	12%

GAAP research and product development	$43,758	$37,895
Stock-based compensation expense	(6,931)	(5,682)
Non-GAAP research and product development	$36,827	$32,213
GAAP research and product development as a percentage of revenue	20%	20%
Non-GAAP research and product development as a percentage of revenue	17%	17%

GAAP general and administrative	$23,351	$21,132
Stock-based compensation expense	(5,305)	(5,322)
Non-GAAP general and administrative	$18,046	$15,810
GAAP general and administrative as a percentage of revenue	11%	11%
Non-GAAP general and administrative as a percentage of revenue	8%	8%

GAAP depreciation and amortization	$6,255	$5,212
Amortization of stock-based compensation capitalized in software development costs	(241)	(518)
Amortization of purchased intangibles	(2,558)	(119)
Non-GAAP depreciation and amortization	$3,456	$4,575
GAAP depreciation and amortization as a percentage of revenue	3%	3%
Non-GAAP depreciation and amortization as a percentage of revenue	2%	2%

	Three Months Ended March 31,
	2025	2024
Income from operations:
GAAP income from operations	$33,783	$34,090
Stock-based compensation expense	16,371	13,474
Amortization of stock-based compensation capitalized in software development costs	241	518
Amortization of purchased intangibles	2,558	119
Non-GAAP income from operations	$52,953	$48,201

Operating margin:
GAAP operating margin	15.5%	18.2%
Stock-based compensation expense as a percentage of revenue	7.5	7.1
Amortization of stock-based compensation capitalized in software development costs as a percentage of revenue	0.1	0.3
Amortization of purchased intangibles as a percentage of revenue	1.2	0.1
Non-GAAP operating margin	24.3%	25.7%

Net income (loss):
GAAP net income	$31,383	$38,663
Stock-based compensation expense	16,371	13,474
Amortization of stock-based compensation capitalized in software development costs	241	518
Amortization of purchased intangibles	2,558	119
Income tax effect of adjustments	(6,343)	(14,379)
Non-GAAP net income	$44,210	$38,395

Net income per share, basic:
GAAP net income per share, basic	$0.86	$1.07
Non-GAAP adjustments to net income	0.36	(0.01)
Non-GAAP net income per share, basic	$1.22	$1.06

Net income per share, diluted:
GAAP net income per share, diluted	$0.86	$1.05
Non-GAAP adjustments to net income	0.35	—
Non-GAAP net income per share, diluted	$1.21	$1.05

Weighted-average shares used in GAAP and non-GAAP per share calculation
Basic	36,302	36,087
Diluted	36,648	36,674

Statement Regarding the Use of Non-GAAP Financial Measures

We use the following non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP presentation of income from operations, costs and operating expenses, operating margin, net income, and net income per share. These measures exclude certain non-cash or non-recurring items, including stock-based compensation expense, amortization of stock-based compensation capitalized in software development costs, amortization of purchased intangibles, and the related income tax effect of these adjustments, as applicable and described below. Non-GAAP operating margin is calculated as non-GAAP operating income from operations as a percentage of revenue.

We use each of these non-GAAP financial measures internally to assess and compare operating results across reporting periods, for internal budgeting and forecasting purposes, and to evaluate our financial performance. We believe these non-GAAP financial measures also provide useful supplemental information to investors and facilitate the analysis of our operating results and comparison of operating results across reporting periods.

In particular, we believe these non-GAAP financial measures are useful to investors and others in assessing our operating performance due to the following factors:

•Stock-based compensation expense and amortization of stock-based compensation capitalized in software development costs. We utilize stock-based compensation to attract and retain employees. It is principally aimed at aligning their interests with those of our stockholders while ensuring long-term retention, rather than to address operational performance for any particular period. As a result, stock-based compensation expenses vary for reasons that are generally unrelated to financial and operational performance in any particular period.

•Amortization of purchased intangibles. We view amortization of purchased intangible assets as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are evaluated for impairment regularly, amortization of the cost of purchased intangibles is an expense that is not typically affected by operations during any particular period.

•Income tax effects of adjustments. We utilize a fixed long-term projected tax rate in our computation of non-GAAP income tax effects to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilize a financial projection that excludes the direct impact of other non-GAAP adjustments. The projected rate, which we have determined to be 21% and 25% for 2025 and 2024, respectively, considers other factors such as our current operating structure, existing tax positions in various jurisdictions, and key legislation in major jurisdictions where we operate. We periodically re-evaluate this tax rate, as necessary, for significant events, based on relevant tax law changes, and material changes in the forecasted geographic earnings mix.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because non-GAAP financial measures are not prepared in accordance with GAAP and can exclude expenses that may have a material impact on our reported financial results. As such, non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. A reconciliation of the historical non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the tables above. We encourage investors to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

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